UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 19, 2025

Perpetua Resources Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-39918	98-1040943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 S. 8th Street, Ste. 201 Boise, Idaho	83702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 901-3060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	PPTA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 19, 2025, Perpetua Resources Corp. (“Perpetua” or the “Company”) announced that it had received its conditional Notice to Proceed (“Notice”) from the U.S. Forest Service (“USFS”) for the Stibnite Gold Project (the “Project”), which stated the Project has satisfied all requirements outlined in the January 2025 Record of Decision (“ROD”) and that the Project may begin construction, conditioned only on the Company posting the joint financial assurance bonding agreed to by USFS, Idaho Department of Lands (“IDL”), and U.S. Army Corps of Engineers (“USACE”) for the Project. Prior to issuing the Notice, state and federal agencies had agreed on a joint financial assurance package requiring bonding for the Project construction period. In the Notice, the USFS specified to Perpetua that it will sign the Company’s Plan of Operation once financial assurance bonds are placed and that initial construction can begin thereafter. The Company anticipates having the financial assurance posted in the coming weeks and expects to commence early works construction in the fall of 2025.

Further, on September 19, 2025, the Company hosted leaders from across the country at the historical Stibnite Mining District to celebrate the Project advancing to development. During the ceremony, Mr. Cherry presented a $350,000 check to the Stibnite Foundation, which was formed in 2019 as part of the Company’s Community Agreement.

Cautionary Statement

Investors should be aware that the Company has not entered into any arrangement with respect to the joint financial assurance bonding and may not be able to enter into such arrangements on the anticipated terms and timeline, or at all. In addition, such arrangement, when entered into, may not be sufficient to satisfy the financial assurance conditions required to commence construction as set forth in the Notice.

Statements contained in this Current Report on Form 8-K (“Current Report”) that are not historical facts are "forward-looking information" or "forward-looking statements" (collectively, "Forward-Looking Information") within the meaning of applicable Canadian securities legislation and the United States Private Securities Litigation Reform Act of 1995. Forward-Looking Information includes, but is not limited to, disclosure regarding the anticipated timing of the construction commencement of the Project; the Company’s ability to satisfy financial assurance requirements under applicable federal and state law on acceptable terms and on anticipated timelines, if at all; and the Company’s ability, in connection with efforts to satisfy financial assurance requirements applicable to the Project and to provide additional financing, to enter into an arrangement on acceptable terms and on the anticipated timeline, if at all. Forward-Looking Information are based on certain material assumptions and involve, known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the Forward-Looking Information. For further information on these and other risks and uncertainties, see the Company's filings with the SEC, which are available at www.sec.gov and with the Canadian securities regulators, which are available at www.sedarplus.ca. Except as required by law, the Company does not assume any obligation to release publicly any revisions to Forward-Looking Information contained in this Current Report to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERPETUA RESOURCES CORP.

Dated: September 22, 2025	By:	/s/ Jessica Largent
Jessica Largent
Chief Financial Officer